EXHIBIT 4.7

                              CONSULTING AGREEMENT
                              --------------------


          CONSULTING AGREEMENT, dated as of June 30, 2002 (this "Agreement"), by and between XYBERNAUT CORPORATION, a Delaware corporation (the "Company"), and LIBRA FINANCE S.A., British Virgin Islands corporation (the "Consultant").

                                   WITNESSETH:
                                   -----------

          WHEREAS, the Consultant is in the business of providing advisory services to companies, which services include, without limitation, introducing companies to potential investors, presenting investment and other business opportunities to companies, and other good and valuable services, and

          WHEREAS, the Company desires to retain the advisory services of the Consultant.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. Term. The obligation of the Consultant to provide the services for the Company contemplated by Section 2 hereof shall commence as of the date hereof and shall continue for a period of twelve (12) months, unless the retention of the Consultant under this Agreement is terminated earlier as provided for herein, or is extended by the mutual written consent of the parties hereto (the "Term").

          2. Services.

             (a) The Company hereby retains the Consultant to perform and the Consultant agrees to render to the Company, on a non-exclusive basis, and upon the terms, provisions and conditions set forth herein, such advisory services as may be requested by the Vice Chairman of the Company or the Board of Directors of the Company, as a whole. Such services shall include, but shall not be limited to, introducing the Company to potential investors in the Company, presenting investment and other business opportunities to the Company, and rendering such other related advisory services as may be requested by the Company.

             (b) The Consultant shall make its personnel available to meet with representatives of the Company during the Term at such times as shall be mutually agreed upon by the Consultant and the Company.

             (c) The Consultant shall follow the directions of, and limitations imposed by, the Company's Vice Chairman with respect to any of the services to be provided by the Consultant pursuant to this Agreement. Without limiting any of the other provisions hereof, the Consultant shall not issue or disseminate any information, financial or otherwise, including,


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without limitation, any press release or other written materials by or on behalf of the Company without the prior written consent of the Company.

          3. Compensation.

             (a) Upon execution of this Agreement, the Company agrees to pay the Consultant a fee equal to 370,370 shares of the Company's common stock, par value $0.01 per share (the "Shares"). The Shares shall be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. The Company agrees to use its best efforts to file a registration statement on Form S-3 (or other appropriate form then available) with the Securities and Exchange Commission within thirty (30) days from the date hereof, which registration statement shall include the Shares.

             (b) The Consultant shall be responsible for payment of all taxes, charges and similar payments and/or withholdings, if any, which may be payable or otherwise due in respect of any consideration received by the Consultant hereunder and shall indemnify the Company and hold the Company harmless from any claim that the Company is obligated to make such payments.

          4. Relationship of Parties. It is acknowledged and agreed that the relationship between the Consultant and the Company established hereby is that of two (2) independent contracting parties, with the Consultant acting as an independent contractor of the Company and this Agreement and the services to be rendered by the Consultant to the Company shall not in any way or manner create or be deemed to create any partnership, agency, joint venture, employer-employee or other relationship between the Company, on the one hand, and the Consultant, on the other hand. The Consultant shall not hold itself out to any third party in a manner that is contrary to the foregoing. In no event shall the Consultant be able to legally bind the Company or to execute any document or instrument on behalf of the Company. Nothing herein shall render or be deemed to render the Company a fiduciary of the Consultant.

          5. Termination. The Company may terminate the services of, and its relationship with the Consultant hereunder, without cause for any reason whatsoever, upon thirty (30) days' prior written notice to the Consultant. Notwithstanding any termination of the consulting services of the Consultant pursuant to this Agreement, the Shares shall remain fully vested to the Consultant.

          6. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by courier service or if mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, in all cases addressed to the party for whom intended at the address or telecopy number, as applicable, set forth below (or to such other address or telecopy number, as applicable, as a party shall have designated by notice in writing to the other party given in the manner provided by this Section 6):

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             If to the Company:

                        Xybernaut Corporation
                        12701 Fair Lakes Circle, Suite 550
                        Fairfax, Virginia 22033
                        Attention:  Vice Chairman

             If to the Consultant:

                      Libra Finance S.A.
                      c/o Trident Trust Co.
                      Trident Chambers
                      P.O. Box 146
                      Roadstown Tortola
                      British Virgin Islands

          Notices and other communications hereunder shall be deemed to have been delivered to the intended recipient on the date that is five (5) days after mailing if mailed as provided above, or on the date of delivery if delivered by hand, on the first business day following delivery of the notice or other communication to a international courier service of recognized standing, as provided above, or on the date sent by telecopy, if the confirmation of receipt is received by 5:30 p.m. (New York time).

          7. Amendments, Modifications, Waivers. No amendment, modification or waiver of any term or provision of this Agreement shall not be effective unless the same shall be in writing and signed by each of the Company and the Consultant.

          8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its conflicts of law or choice of law rules. This Agreement shall not be construed or interpreted with any presumption against the party causing this Agreement to be drafted.

          9. Jurisdiction; Waiver of Jury Trial. With respect to any action, suit or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, the parties unconditionally and irrevocably submit to the exclusive jurisdiction of the federal District Court for the Southern District of the State of New York. In any such action, suit or proceeding in any jurisdiction brought against the Consultant by the Company, or vice versa, the Consultant and the Company each knowingly and willingly waive any right that the Consultant or the Company may have to a trial by jury.

          10. Entire Agreement; Survival. This Agreement constitutes the entire understanding an agreement between the parties with respect to the subject matter hereof and it supersedes and replaces all prior and/or contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter, all of which are merged herein. There are no promises, representations or warranties between the parties with respect to such subject matter, except as expressly set forth herein and representations, oral or written, with regard to such matters.


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          11. Severability. If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under applicable law, it shall not affect the continued legality, validity and enforceability of the remaining terms and provisions hereof, each of which shall continue in full force and effect.

          12. Successors and Assigns; Assignment; Intended Beneficiaries. Neither this Agreement, nor any of the Consultant's rights, powers, duties or obligations hereunder, may be assigned by the Consultant or delegated by the Consultant, without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Consultant and its affiliates and their successors and permitted assigns and the Company and its affiliates and their successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

          13. Counterparts. This Agreement may be executed in one or more counterparts, each of which, shall constitute one and the same instrument, and this Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                            XYBERNAUT CORPORATION


                                            By:
                                               ---------------------------------
                                                Name: Steven A. Newman
                                                Title:   Vice Chairman


                                            LIBRA FINANCE S.A.


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:


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